UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2010

Meta Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

121 East Fifth Street, Storm Lake, IA  50588

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

As disclosed in Meta Financial Group, Inc’s Form 8-K filings on October 12, 2010 and October 18, 2010, following the OTS Supervisory Directives and subsequent communications and meetings with the OTS, we anticipated that the discontinuance of the iAdvance loan program and the potential discontinuance of the income tax refund anticipation loan and income tax refund transfer programs (collectively, the tax-related programs) would eliminate a substantial portion of MPS’ gross profit (net revenue less direct expenses). At this point, we estimate that the iAdvance program and these tax-related programs represented in aggregate approximately 29% of the Meta Payment Systems® division (“MPS”) gross profit for the year ended September 30, 2010.

Also, we disclosed in our Form 8-K filings that we anticipated the discontinuance of the iAdvance loan program may result in elevated rates of nonpayment on outstanding iAdvance loans.  We now estimate that the elevated losses caused by the sudden discontinuation of the iAdvance loan program in mid-October 2010 will result in the recognition of an immaterial amount of related loan loss provision expense of approximately $50,000 or less, for the three months ending December 31, 2010.

Following these Supervisory Directives, management of MPS has been in discussions with various third parties regarding the structure and fees of tax-related programs which could be submitted to the OTS for approval.  In light of requirements imposed on MPS for any proposed programs to be submitted for OTS approval and the timeline for expected OTS review, MPS has concluded that it is unlikely to offer these tax-related programs during the upcoming 2011tax season. MPS has been in discussions with one of its primary program managers of the tax-related programs regarding a mutual agreement to terminate the program agreement for the 2011 tax season.  During the pendency of those discussions,  that program manager provided MPS its notice of termination on November 30, 2010.

Matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties, reference is also made to other risks and uncertainties detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing risks and uncertainties are not exclusive. The Company does not undertake any obligation to update the forward-looking statements contained in this Current Report on Form 8-K in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

	By:	/s/ David W Leedom
David W. Leedom
Executive Vice President, Secretary, Treasurer,
and Chief Financial Officer

Date: December 1, 2010